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                                                                EXHIBIT 10.8.1

                             SECOND AMENDMENT TO LEASE
                             AND AGREEMENT AND RELEASE

     This Second Amendment To Lease and Agreement and Release (the "Amendment") is dated as of May 25, 1995, for reference purposes only, and is made between Susan L. Uecker, in her capacity as receiver of the estate of Orchard Investment Company Number 701, a California general partnership as per appointment by the Santa Clara County Superior Court in case no. CV746085 on December 23, 1994 ("Receiver"), Orchard Investment Company Number 701, a California general partnership ("Original Landlord"), Orchard Properties, a California corporation ("Orchard"), and Ultratech Stepper, Inc., a Delaware corporation ("Tenant") with reference to the following facts and circumstances, which are conclusively agreed between the parties:

       A. Original Landlord and Tenant are parties to a lease dated for reference purposes as of May 17, 1994, together with a First Amendment to Lease dated as of October 18, 1994 (collectively referred to as the "Lease"). All capitalized words having an assigned meaning in the Lease shall continue to have such meaning in this Amendment unless explicitly modified.

       B. Pursuant to the Lease, Tenant has leased from Receiver 53,393 rentable square feet of space (the "Premises"), comprised of 14,532 rentable square feet at 2855 Zanker Road, San Jose, California (the "Original Premises") and 38,861 rentable square feet of space at 2815-2835 Zanker Road, San Jose, California (the "Expansion Space").

       C. Tenant is currently occupying a portion of the Expansion Space (the "Occupied Premises") at 2825 Zanker Road and has undertaken tenant improvements to that portion of the Expansion Space located at 2815 Zanker Road (the "Construction Premises").

       D. In the course of constructing tenant improvements to the Construction Premises, Tenant discovered asbestos containing materials ("ACM") in the mastic that had been used on the underside of certain non-asbestos containing floor tiles.

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        E.   Tenant has had an asbestos investigation of the Premises conducted by ProTech Consulting and Engineering, a written report of which is dated March 17, 1995 (the "Report"), The Report identifies an area of the Construction Premises where ACM mastic was used under non-asbestos containing tile (the "Construction Premises ACM Area"). The Report further identifies an area of the Occupied Premises where ACM mastic was used under non-asbestos containing tile (the "Occupied Premises ACM Area"). The ACM in both said Areas is referred to collectively as the "Identified ACM."

       F. Tenant's improvement plans for the Construction Premises require the current removal of the ACM in the Construction Premises ACM Area.

       G. Upon discovery of the ACM, Tenant requested that Original Landlord assume the responsibility for removing ACM from the entire Expansion Space, wherever located, including, without limitation, ACM in any mastic on the underside of any floor tiles located in the Expansion Space, and further requested rent abatement and reimbursement of certain out-of-pocket expenses incurred by Tenant in storage of equipment, relocation of business operations, delay in construction, and otherwise resulting from Tenant's decision not to move forward with construction of its tenant improvements in the Construction Space.

       H.   Original Landlord disputed Tenant's claims.

       I. Original Landlord and Tenant have agreed to resolve their dispute as provided herein.

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            J.   Receiver is prepared to contribute certain funds from the
    receivership estate towards resolution of Tenant's claims and is otherwise prepared to consent to and approve the terms of this Amendment.

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     Now, therefore, in consideration of all of the foregoing facts and circumstances, and for good and valuable consideration, the receipt of which is acknowledged by each party, Original Landlord, Receiver and Tenant agree to and do amend the Lease as follows and Orchard and Original Landlord agree to perform as follows:

1.   REMOVAL OF ACM FROM THE CONSTRUCTION PREMISES

     Upon full execution of this Amendment, Receiver will immediately direct its property manager, Orchard to cause its licensed contractors under the supervision and control of Orchard to remove the ACM from the Construction Premises ACM Area (pursuant to the provisions of Paragraph 4 hereof).
Orchard shall cause this work to be performed in a good and workmanlike manner, in compliance with all applicable law, and within seven (7) business days of the date this Agreement is fully executed. Tenant shall not be required to bear any of the cost thereof, and such cost shall not be billed to Tenant as a part of the Common Operating Expenses of the Building. Upon submission of Orchard's billing for such work, Receiver will reimburse Orchard, solely from the proceeds of the Receivership Estate for such work to a maximum of $7,500.00, and any expenses in excess of such sum shall be the responsibility of Original Landlord and Orchard.

2.   LIABILITY FOR OBLIGATIONS

     Except as expressly provided in this Amendment to the contrary, the obligations of Original Landlord and Orchard under this Amendment are the personal obligations of the Original Landlord and Orchard, and not of the receiver or any successor in interest to the interest of landlord under the Lease, other than Original Landlord. Tenant agrees to look solely to the personal assets of Original Landlord and Orchard, and not to the assets of Receiver, the receivership estate of Receiver or any successor landlord under the Lease, other than Original Landlord, for satisfaction of the obligations of Original Landlord and Orchard under this Amendment. As used in this Amendment, the term "Landlord" shall mean the Original Landlord and any successor in interest to the interest of landlord under the Lease including, without limitation, Receiver and any successor in interest to Receiver following termination of the receivership

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estate.  Original Landlord and Orchard agree to indemnify, defend and hold harmless (a) the Receiver and any successor landlord under the Lease with regard to any claims made by Tenant arising from or relating to this Amendment, including reasonable attorneys' fees and costs, provided that such claims arise from obligations assumed by Original Landlord and Orchard hereunder, and (b) Tenant against any third party claims (including claims made by any government agency) arising from or relating to breach of the obligations of Orchard and/or Original Landlord arising under this Amendment.

3.   REMOVAL OF ACM FROM THE OCCUPIED PREMISES

     Tenant agrees that any tenant improvements to be constructed in the Occupied Premises by Tenant which will require removal or disturbance of ACM will require Landlord's permission given under the provisions of the Lease. Landlord will approve or disapprove such proposed construction based on its ordinary standards and will not make the removal of ACM a criteria for such decisions.

     If Tenant's designs for tenant improvements in the Occupied Premises require the removal or disturbance of ACM in the Occupied Premises, Tenant will notify Landlord in writing at the time Tenant submits its plans and specifications to Landlord for approval.

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     If plans and specifications are submitted calling for the disturbance or removal of the ACM in the Occupied Premises, Original Landlord agrees to undertake (in a good and workmanlike manner, and in compliance with all laws) and pay for the removal of the Identified ACM from the Occupied Premises (pursuant to the provisions of Paragraph 4 hereof), moving with reasonable diligence to retain contractors hired by Original Landlord to perform such services and to obtain permits for the construction if necessary. The cost of such activities shall be allocated as follows:

       a. As to plans for construction of tenant improvements in the Occupied Space submitted on or before December 31, 1995, Original Landlord will pay the cost of removal of the Identified ACM from the Occupied Premises ACM Area, without charge to

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   Tenant. If plans and specifications are submitted for such construction on or after January 1, 1996 and on or before December 31, 1996, then Original Landlord will pay the cost of such removal, but if Original Landlord's cost (including the amount paid to consultants, contractors, and subcontractors, inspection fees, permit fees, and other amounts paid to governmental entities or otherwise reasonably expended in accomplishing the task, but not including Original Landlord's internal costs of construction management) exceeds $7,500.00, Original Landlord will notify Tenant of the amount of the excess, and Tenant will pay to Original Landlord an amount equal to the excess, which shall be due from Tenant to Original Landlord within thirty (30) days thereafter (and will be subject to the late fee provided for in the Lease for Additional Rent, without further notice, if the sum is not paid within such period). Under these circumstances, the costs of the removal paid by Original Landlord shall not be billed to Tenant as part of the Building's Common Operating Expenses. Original Landlord represents that it has received an acceptable bid for the performance of this work at a cost (as defined above) equal to or less than $7,500.00, which bid is good until December 31, 1995.

       b. If the plans and specifications are submitted on or after January 1, 1997, then Original Landlord will perform the removal (in a good and workmanlike manner, and in compliance with all laws) and directly pay the cost thereof. Upon completion of the removal, Original Landlord will notify Tenant of the cost (which shall include the amount paid to consultants, contractors, and subcontractors, inspection fees, permit fees, and other amounts paid to governmental entities or otherwise reasonably expended in accomplishing the task, and Original Landlord's customary and reasonable fee of 4% of all construction costs). Tenant will pay to Original Landlord an amount equal to the amount of Original Landlord's cost as above defined, which shall be due from Tenant to Original Landlord within thirty (30) days thereafter (and will be subject to the late fee provided for in the Lease for Additional Rent, without further notice, if the sum is not paid within such period).

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     Without regard to when ACM is removed from the Occupied Premises, Tenant shall have no claims against any Landlord, the Receiver, future owners, nor Orchard, Original Landlord, or its partners, nor against any officer, director, partner, or employee thereof, for rent abatement, temporary unavailability of space, delay in other construction, losses from interrupted business operations, or other damages resulting from the presence or removal of the ACM, and Tenant waives any and all such claims, provided, that Tenant does not give up any such claims against Original Landlord resulting from Original Landlord's or Orchard's failure to accomplish the work in a timely manner as provided herein, and in a good and workmanlike manner, and in compliance with all laws.

     Notwithstanding anything in this Paragraph 3 to the contrary, if the receivership estate of the Receiver is terminated and the landlord's interest under the Lease is transferred to a party other than Original Landlord, the foregoing provisions of this Paragraph 3, other than and excepting the first two paragraphs hereof, shall be null and void and of no further force and effect as against Receiver and its successor(s) in ownership of the Premises.
 Tenant shall make no claims of default under the Lease or breach of this Amendment against Receiver or any successor owner of the Premises other than Original Landlord, in regard to any failure of Original Landlord to carry out its obligations hereunder.

4.   SCOPE OF REMOVAL DUTIES

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This Agreement shall not be deemed to require Orchard or Original Landlord to provide or pay for any other construction services other than the removal of the Identified ACM and the tile under which the mastic lies. Tenant will remove carpet covering the Identified ACM, and will provide the area where the Identified ACM must be removed with all future and fixtures removed, ready for work to be performed. Orchard and Original Landlord shall not be required to remove carpeting over tile which is attached by an ACM mastic, nor to prepare the surface after removal, nor to replace tile or carpet, nor to prepare the space for work. Tenant will cooperate to make the space available for safe removal of asbestos, including vacating the space as required by the asbestos removal subcontractor, controlling HVAC systems and ventilation, and in all other ways reasonably requested of Tenant.

Second Amendment to Lease              Page 7 of 11
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5.   RELEASE

Tenant agrees that the foregoing obligations and promises, as well as the performance of the removal of the Construction Premises ACM required by Paragraph I hereof, are in complete satisfaction of all obligations of Landlord, Original Landlord and its partners, and Orchard relating to the Identified ACM, and that in return for the promises and obligations which are contained herein and such performance, Tenant releases Landlord, Original Landlord, Orchard, and their respective officers, directors, agents, servants, employees, attorneys, shareholders, partners, joint venturers, and all other persons associated with any of them, from any and all claims, liabilities, obligations, demands, actions, causes of action, and/or lawsuits arising out of the presence of the Identified ACM on the Premises. Tenant specifically releases all claims for delay in construction or occupancy, storage of furniture and fixtures, interruption or delay of business, and rent abatement. Upon execution hereof, Tenant shall pay all Rent currently due, and upon receipt of same, Receiver will waive any claim to late charges in regards to the Rent paid.

     The claims released include all claims of Tenant of whatever nature against any Landlord or Original Landlord arising from the presence of the Identified ACM on the Premises, whether now known or unknown, whether suspected or unsuspected, whether latent or patent, whether such claims are or could be anticipated by Tenant, and whether such claims have arisen now, or arise in the future (if they relate to acts or omissions of the party which have taken place as of the date of this release). This Amendment shall survive the execution of this release, and nothing herein shall be deemed to waive any rights of any party against the others for fraud, wilful wrongdoing, or violation of law which occurs after the effective date hereof.

     Tenant enters into this release with the knowledge that there may be unknown, unanticipated, or unsuspected claims arising from the Identified ACM which are released and waived by executing this release, and that there is a risk that Tenant will incur or suffer losses, damages, or injuries which are released hereby or which would, but for this release, be the legal responsibility of one or more of the party(s) released hereby. Tenant agrees to accept the above-described risks with the understanding that THIS RELEASE APPLIES TO ALL

Second Amendment to Lease              Page 8 of 11
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     UNKNOWN OR UNANTICIPATED RESULTS OF THE PRESENCE OF THE IDENTIFIED ACM
DESCRIBED ABOVE, AS WELL AS THOSE KNOWN AND ANTICIPATED, and Tenant agrees to accept and bear full responsibility for any losses, injuries, or damages which are suffered or incurred by Tenant as a result of unknown, unanticipated, or unsuspected claims, losses, damages, or injuries.

     Tenant waives and gives up all rights or benefits which might otherwise accrue to Tenant, now or in the future, under the terms of California Civil Code Section 1542, which reads as follows:

       "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of execution of the release, which if known by him must have materially affected his settlement with the debtor."

All parties acknowledge that this Amendment reflects a settlement of conflicting views on responsibility for ACM in the Expansion Space, and that each party enters into the Amendment and accepts the obligations set forth herein as a compromise and settlement of such disputes. It shall not be construed as an admission of liability or responsibility by any party hereto. The covenants, terms, and conditions of this Amendment shall survive execution hereof, and nothing

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contained herein shall be deemed a release of any claim, liability, or cause of action against a party which is obligated to perform acts hereunder arising out of that party's failure to so perform. No default or failure to perform of Orchard or Original Landlord shall be deemed to be a default under the Lease.

6.   ACCEPTANCE OF PREMISES

Tenant has had a complete opportunity to inspect and investigate the Premises in the course of its preparations for construction and its investigation of ACM on the Premises. Original Landlord represents, without undertaking any investigation, that it has disclosed to Tenant any actual knowledge possessed by Original Landlord in regard to ACM in the Expansion Space. Except for the presence of Hazardous Materials, Tenant accepts the Premises "AS-IS" and

Second Amendment to Lease              Page 9 of 11
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relieves any Landlord, including without limitation Original Landlord, of any further disclosure obligations relating to the Premises and the Building, their construction, the materials used in construction, the type, nature, and quality of tenant improvements installed therein, and otherwise relating to the Premises and the Building. Tenant acknowledges that, except for Hazardous Materials as defined in the Lease, the risk of latent, unknown, unforeseen, concealed, hidden, undiscovered, or undiscoverable matters relating to the Premises and the Building, (including but not limited to defects and dangerous conditions) has entirely shifted to Tenant, notwithstanding any Landlord's constructive, or inquiry knowledge of such matters, and notwithstanding any duty on Receiver's part to inspect or investigate the Premises and the Building and disclose matters which are or should reasonably have been discovered, and Tenant accepts such risk.
Nothing in this Paragraph 6 shall be deemed to change, expand, or contract the express obligations of the parties as set forth in the Lease in regard to maintenance or repair of the Building. Tenant's liability for any and all Hazardous Materials other than the Identified ACM on the Premises shall continue to be governed solely by the provisions of the Lease relating to Hazardous Materials.

     Nothing contained in this Amendment shall be deemed to diminish, waive, or restrict rights which Tenant otherwise might have, if any, to seek indemnity from Original Landlord for any third party claims or liabilities (including claims by governmental entities) with respect to the Identified ACM.

7.   FIRST REFUSAL SPACE

The Lease grants Tenant a right of first refusal on certain space identified as the First Refusal Space. Original Landlord and Tenant currently believe it is possible that there is further ACM in the First Refusal Space. At such time as the First Refusal Space is offered for lease, if Landlord proposes to lease the First Refusal Space to a third party on agreed business terms, and if such terms do not include a provision whereby Landlord is obligated to remove the ACM from the First Refusal Space at Landlord's own expense, then Landlord will accept Tenant's exercise of its right of first refusal with the condition that, upon request of Tenant in connection with the exercise of its right of first refusal, Landlord will perform the removal of such ACM, at the sole cost and expense of Tenant,

Second Amendment to Lease              Page 10 of 11
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(which shall include the amount paid to consultants, contractors, and subcontractors, inspection fees, permit fees, and other amounts paid to governmental entities or otherwise reasonably expended in accomplishing the task, and a customary and reasonable fee of 4% of all construction costs). Unless otherwise agreed in advance by Landlord in writing, Tenant shall pay for such cost and expenses prior to and as a condition of Landlord's commencement of any asbestos removal activities.

8.   CONTINUING OBLIGATION

Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length.

9.   EFFECT OF AMENDMENT

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This Amendment modifies the Lease.  In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Lease shall remain in full force and effect. All capitalized terms used herein have the meaning assigned to such terms in the Lease.

10.  AUTHORITY

Each individual executing this Amendment on behalf of Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws and organizational document.

11.  ENTIRE AGREEMENT

This is the entire agreement between the parties relating to the subject matter addressed herein, and all previous discussions and negotiations are merged into this Amendment. No modification hereof shall be valid unless in writing, signed by the party to be charged.

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12.  COSTS AND ATTORNEY'S FEES

Tenant shall bear its own attorney's fees and costs attendant upon the resolution of this dispute AND the negotiation and execution of this Amendment, and Tenant shall not be responsible for such attorneys' fees and costs of any other party to this Amendment.

Dated: May 25, 1995                    ORCHARD INVESTMENT COMPANY NUMBER 701,
                                       A CALIFORNIA GENERAL PARTNERSHIP
                                       BY:  NELO, A CALIFORNIA GENERAL
                                            PARTNERSHIP


                                       By:  /s/David J. Brown
                                          ------------------------------------
                                          DAVID J. BROWN, ITS GENERAL PARTNER


                                       ORCHARD PROPERTIES, A CALIFORNIA
                                       CORPORATION


                                       By:  /s/David J. Brown
                                          ------------------------------------
                                          DAVID J. BROWN, PRESIDENT AND CHAIRMAN


Dated: May 25, 1995
                                       ULTRATECH STEPPER, INC., A DELAWARE
                                       CORPORATION


                                       /s/Dave Holmes
                                       ---------------------------------------
                                       By: Dave Holmes  Vice President Corporate
                                                        Services
                                           -----------------------------------
                                                [Print Name and Title]

                                       SUSAN L. UECKER, in her capacity as
                                       Receiver of the Estate of Orchard
                                       Investment Company Number 701, a
                                       California general partnership as per
                                       appointment by the Santa Clara County
                                       Superior Court in case no. CV746085 on
                                       12/23/94.

                                       /s/ Susan L. Uecker
                                       ---------------------------------------
                                       Susan Uecker, RECEIVER

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